FOR IMMEDIATE RELEASE
November 7, 2024
NYSE Symbol: CPK

CHESAPEAKE UTILITIES CORPORATION REPORTS THIRD QUARTER
2024 RESULTS

•Net income and earnings per share ("EPS")* were $17.5 million and $0.78, respectively, for the third quarter of 2024, and $81.9 million and $3.66, respectively, for the nine months ended September 30, 2024
•Adjusted net income and Adjusted EPS**, which exclude transaction and transition-related expenses attributable to the acquisition and integration of Florida City Gas ("FCG"), were $18.1 million and $0.80, respectively, for the third quarter of 2024 and $84.2 million and $3.76, respectively, for the nine months ended September 30, 2024
•Adjusted gross margin** growth of $89.3 million during the first nine months of 2024 driven by contributions from FCG, regulatory initiatives and infrastructure programs, natural gas organic growth, continued pipeline expansion projects, and additional customer consumption
•Results continue to track in line with Management's expectations, and the Company continues to affirm 2024 EPS and capital guidance

Dover, Delaware — Chesapeake Utilities Corporation (NYSE: CPK) (“Chesapeake Utilities” or the “Company”) today announced financial results for the three and nine months ended September 30, 2024.

Net income for the third quarter of 2024 was $17.5 million ($0.78 per share) compared to $9.4 million ($0.53 per share) in the third quarter of 2023. Excluding transaction and transition-related expenses associated with the fourth quarter 2023 acquisition of FCG, adjusted net income was $18.1 million ($0.80 per share) or approximately 16 percent higher per share compared to the prior-year period.

The higher results for the third quarter of 2024 were largely attributable to incremental contributions from FCG, additional margin from regulated infrastructure programs, continued pipeline expansion projects to support distribution growth, growth in the Company's natural gas distribution businesses and increased levels of virtual pipeline services. The financing impacts of the FCG acquisition, including increased interest expense related to debt issued and additional shares outstanding, partially offset the increases.

During the first nine months of 2024, net income was $81.9 million ($3.66 per share) compared to $61.9 million ($3.47 per share) in the prior-year period. Excluding the transaction and transition-related expenses, adjusted net income was $84.2 million ($3.76 per share) compared to $64.8 million ($3.63 per share) for the same period in 2023.

Year-to-date earnings for 2024 were primarily impacted by the factors discussed for the third quarter as well as additional adjusted gross margin from increased customer consumption experienced earlier in the year and contributions from the Company's unregulated businesses.

"Chesapeake Utilities delivered strong financial performance and sustained operational excellence in the third quarter as we continued to execute on the three pillars that drive long-term earnings growth and shareholder value: prudently deploying record levels of capital, proactively advancing our regulatory
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agenda and continually executing on business transformation,” said Jeff Householder, chair, president and CEO. “In the third quarter alone, we invested nearly $100 million in capital expenditures, filed for rate increases in Delaware and in Florida for our electric operations and successfully implemented our new enterprise-wide customer billing system."

“In the third quarter of 2024, adjusted earnings per share was up 16 percent relative to the same period in 2023, attributable to adjusted gross margin growth of close to 30 percent and continued cost management driven by our business transformation efforts and focus on a “one company” approach. Some of the larger margin drivers include the addition of FCG, which we continue to effectively integrate, strong customer growth of approximately 4 percent in both Delmarva and Florida, incremental margin related to transmission expansions and increased virtual pipeline services and depreciation savings related to regulatory initiatives,” continued Householder. “I’m proud of our teammates’ consistent dedication to prioritizing service and safety to deliver performance in line with our expectations. This commitment enables us to affirm our full-year 2024 adjusted EPS and capital guidance."

Earnings and Capital Investment Guidance

The Company continues to affirm its 2024 EPS guidance of $5.33 to $5.45 in adjusted earnings per share given the incremental margin opportunities present across the Company’s businesses, investment opportunities within and surrounding FCG, regulatory initiatives and operating synergies.

The Company also affirms its previously-announced 2024 capital expenditure guidance of $300 million to $360 million, as well as the capital expenditure guidance for the five-year period ended 2028 that will range from $1.5 billion to $1.8 billion. This investment forecast is projected to result in a 2025 EPS guidance range of $6.15 to $6.35, as well as a 2028 EPS guidance range of $7.75 to $8.00. This implies an EPS growth rate of approximately 8 percent from the 2025 EPS guidance range.

*Unless otherwise noted, EPS and Adjusted EPS information are presented on a diluted basis.

Non-GAAP Financial Measures

**This press release including the tables herein, include references to both Generally Accepted Accounting Principles ("GAAP") and non-GAAP financial measures, including Adjusted Gross Margin, Adjusted Net Income and Adjusted EPS. A "non-GAAP financial measure" is generally defined as a numerical measure of a company's historical or future performance that includes or excludes amounts, or that is subject to adjustments, so as to be different from the most directly comparable measure calculated or presented in accordance with GAAP. Our management believes certain non-GAAP financial measures, when considered together with GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period.

The Company calculates Adjusted Gross Margin by deducting the purchased cost of natural gas, propane and electricity and the cost of labor spent on direct revenue-producing activities from operating revenues. The costs included in Adjusted Gross Margin exclude depreciation and amortization and certain costs presented in operations and maintenance expenses in accordance with regulatory requirements. The Company calculates Adjusted Net Income and Adjusted EPS by deducting costs and expenses associated with significant acquisitions that may affect the comparison of period-over-period results. These non-GAAP financial measures are not in accordance with, or an alternative to, GAAP and should be considered in addition to, and not as a substitute for, the comparable GAAP measures. The Company believes that these non-GAAP measures are useful and meaningful to investors as a basis for making investment decisions, and provide investors with information that demonstrates the profitability achieved by the Company under allowed rates for regulated energy operations and under the Company's competitive pricing structures for unregulated energy operations. The Company's management uses these non-GAAP financial measures in assessing a business unit and Company performance. Other companies may calculate these non-GAAP financial measures in a different manner.

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The following tables reconcile Gross Margin, Net Income, and EPS, all as defined under GAAP, to our non-GAAP measures of Adjusted Gross Margin, Adjusted Net Income and Adjusted EPS for each of the periods presented.

Adjusted Gross Margin

	For the Three Months Ended September 30, 2024
(in thousands)	Regulated Energy	Unregulated Energy	Other and Eliminations	Total
Operating Revenues	$130,633	$35,567	$(6,062)	$160,138
Cost of Sales:
Natural gas, propane and electric costs	(28,366)	(15,868)	6,033	(38,201)
Depreciation & amortization	(12,301)	(4,553)	3	(16,851)
Operations & maintenance expenses (1)	(10,722)	(8,058)	—	(18,780)
Gross Margin (GAAP)	79,244	7,088	(26)	86,306
Operations & maintenance expenses (1)	10,722	8,058	—	18,780
Depreciation & amortization	12,301	4,553	(3)	16,851
Adjusted Gross Margin (Non-GAAP)	$102,267	$19,699	$(29)	$121,937

	For the Three Months Ended September 30, 2023
(in thousands)	Regulated Energy	Unregulated Energy	Other and Eliminations	Total
Operating Revenues	$102,411	$34,970	$(5,834)	$131,547
Cost of Sales:
Natural gas, propane and electric costs	(26,518)	(16,381)	5,805	(37,094)
Depreciation & amortization	(13,192)	(4,420)	2	(17,610)
Operations & maintenance expenses (1)	(4,819)	(7,532)	(382)	(12,733)
Gross Margin (GAAP)	57,882	6,637	(409)	64,110
Operations & maintenance expenses (1)	4,819	7,532	382	12,733
Depreciation & amortization	13,192	4,420	(2)	17,610
Adjusted Gross Margin (Non-GAAP)	$75,893	$18,589	$(29)	$94,453

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	For the Nine Months Ended September 30, 2024
(in thousands)	Regulated Energy	Unregulated Energy	Other and Eliminations	Total
Operating Revenues	$429,684	$160,089	$(17,619)	$572,154
Cost of Sales:
Natural gas, propane and electric costs	(105,662)	(70,928)	17,532	(159,058)
Depreciation & amortization	(39,495)	(12,257)	8	(51,744)
Operations & maintenance expenses (1)	(35,713)	(24,373)	1	(60,085)
Gross Margin (GAAP)	248,814	52,531	(78)	301,267
Operations & maintenance expenses (1)	35,713	24,373	(1)	60,085
Depreciation & amortization	39,495	12,257	(8)	51,744
Adjusted Gross Margin (Non-GAAP)	$324,022	$89,161	$(87)	$413,096

	For the Nine Months Ended September 30, 2023
(in thousands)	Regulated Energy	Unregulated Energy	Other and Eliminations	Total
Operating Revenues	$345,822	$158,886	$(19,439)	$485,269
Cost of Sales:
Natural gas, propane and electric costs	(105,692)	(75,068)	19,282	(161,478)
Depreciation & amortization	(39,179)	(12,923)	6	(52,096)
Operations & maintenance expenses (1)	(23,346)	(23,528)	(377)	(47,251)
Gross Margin (GAAP)	177,605	47,367	(528)	224,444
Operations & maintenance expenses (1)	23,346	23,528	377	47,251
Depreciation & amortization	39,179	12,923	(6)	52,096
Adjusted Gross Margin (Non-GAAP)	$240,130	$83,818	$(157)	$323,791
(1) Operations & maintenance expenses within the condensed consolidated statements of income are presented in accordance with regulatory requirements and to provide comparability within the industry. Operations & maintenance expenses which are deemed to be directly attributable to revenue producing activities have been separately presented above in order to calculate Gross Margin as defined under US GAAP.
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Adjusted Net Income and Adjusted EPS

	Three Months Ended
	September 30,
(in thousands, except per share data)	2024	2023
Net Income (GAAP)	$17,507	$9,407
FCG transaction and transition-related expenses, net (1)	593	2,804
Adjusted Net Income (Non-GAAP)	$18,100	$12,211

Weighted average common shares outstanding - diluted (2)	22,564	17,858

Earnings Per Share - Diluted (GAAP)	$0.78	$0.53
FCG transaction and transition-related expenses, net (1)	0.02	0.16
Adjusted Earnings Per Share - Diluted (Non-GAAP)	$0.80	$0.69

	Nine Months Ended
	September 30,
(in thousands, except per share data)	2024	2023
Net Income (GAAP)	$81,946	$61,884
FCG transaction and transition-related expenses, net (1)	2,276	2,898
Adjusted Net Income (Non-GAAP)	$84,222	$64,782

Weighted average common shares outstanding - diluted (2)	22,402	17,847

Earnings Per Share - Diluted (GAAP)	$3.66	$3.47
FCG transaction and transition-related expenses, net (1)	0.10	0.16
Adjusted Earnings Per Share - Diluted (Non-GAAP)	$3.76	$3.63
(1) Transaction and transition-related expenses represent costs incurred attributable to the acquisition and integration of FCG including, but not limited to, transaction costs, transition services, consulting, system integration, rebranding and legal fees.
(2) Weighted average shares for the three and nine months ended September 30, 2024 reflect the impact of 4.4 million common shares issued in November 2023 in connection with the acquisition of FCG.

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Operating Results for the Quarters Ended September 30, 2024 and 2023

Consolidated Results

	Three Months Ended
	September 30,
(in thousands)	2024	2023	Change	Percent Change
Adjusted gross margin**	$121,937	$94,453	$27,484	29.1%
Depreciation, amortization and property taxes	24,998	23,800	1,198	5.0%
FCG transaction and transition-related expenses	819	3,899	(3,080)	(79.0)%
Other operating expenses	55,202	46,526	8,676	18.6%
Operating income	$40,918	$20,228	$20,690	102.3%

Operating income for the third quarter of 2024 was $40.9 million, an increase of $20.7 million compared to the same period in 2023. Excluding transaction and transition-related expenses associated with the acquisition and integration of FCG, operating income increased $17.6 million or 73.0 percent compared to the prior-year period. An increase in adjusted gross margin in the third quarter of 2024 was driven by contributions from the acquisition of FCG, incremental margin from regulated infrastructure programs, continued pipeline expansion projects, increased demand for virtual pipeline services and natural gas organic growth. Higher operating expenses were driven largely by the operating expenses of FCG and increased payroll, benefits and other employee-related expenses compared to the prior-year period. Increases in depreciation, amortization and property taxes attributable to growth projects and FCG were partially offset by a $3.2 million reserve surplus amortization mechanism ("RSAM") adjustment from FCG and lower depreciation from our electric operations and Maryland natural gas division due to revised rates from approved depreciation studies.

Regulated Energy Segment

	Three Months Ended
	September 30,
(in thousands)	2024	2023	Change	Percent Change
Adjusted gross margin**	$102,267	$75,893	$26,374	34.8%
Depreciation, amortization and property taxes	19,853	18,891	962	5.1%
FCG transaction and transition-related expenses	819	3,899	(3,080)	(79.0)%
Other operating expenses	37,660	28,191	9,469	33.6%
Operating income	$43,935	$24,912	$19,023	76.4%

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The key components of the increase in adjusted gross margin** are shown below:

(in thousands)
Contribution from FCG	$23,399
Margin from regulated infrastructure programs	1,806
Natural gas transmission service expansions, including interim services	1,548
Natural gas growth including conversions (excluding service expansions)	1,013
Changes in customer consumption	(361)
Other variances	(1,031)
Quarter-over-quarter increase in adjusted gross margin**	$26,374

The major components of the increase in other operating expenses are as follows:

(in thousands)
FCG operating expenses	$7,476
Payroll, benefits and other employee-related expenses	1,223
Insurance related costs	222
Other variances	548
Quarter-over-quarter increase in other operating expenses	$9,469

Unregulated Energy Segment

	Three Months Ended September 30,
(in thousands)	2024	2023	Change	Percent Change
Adjusted gross margin**	$19,699	$18,589	$1,110	6.0%
Depreciation, amortization and property taxes	5,144	4,902	242	4.9%
Other operating expenses	17,616	18,410	(794)	(4.3)%
Operating loss	$(3,061)	$(4,723)	$1,662	35.2%
Operating results for the second and third quarters historically have been lower due to reduced customer demand during warmer periods of the year. The impact to operating income may not align with the seasonal variations in adjusted gross margin as many of the operating expenses are recognized ratably over the course of the year.

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The major components of the increase in adjusted gross margin** are shown below:

(in thousands)
Propane Operations
Contributions from acquisition	$135
CNG/RNG/LNG Transportation and Infrastructure
Increased level of virtual pipeline services	1,098
Other variances	(123)
Quarter-over-quarter increase in adjusted gross margin**	$1,110
The major components of the decrease in other operating expenses are as follows:

(in thousands)
Payroll, benefits and other employee-related expenses	$(515)
Other variances	(279)
Quarter-over-quarter decrease in other operating expenses	$(794)
Operating Results for the Nine Months Ended September 30, 2024 and 2023
Consolidated Results

	Nine Months Ended
	September 30,
(in thousands)	2024	2023	Change	Percent Change
Adjusted gross margin**	$413,096	$323,791	$89,305	27.6%
Depreciation, amortization and property taxes	77,811	70,918	6,893	9.7%
FCG transaction and transition-related expenses	3,114	3,899	(785)	(20.1)%
Other operating expenses	170,878	145,486	25,392	17.5%
Operating income	$161,293	$103,488	$57,805	55.9%

Operating income for the first nine months of 2024 was $161.3 million, an increase of $57.8 million compared to the same period in 2023. Excluding transaction and transition-related expenses associated with the acquisition and integration of FCG, operating income increased $57.0 million or 53.1 percent compared to the prior-year period. An increase in adjusted gross margin in the first nine months of 2024 was driven by contributions from the acquisition of FCG, incremental margin from regulatory initiatives, natural gas organic growth and continued pipeline expansion projects, higher customer consumption and increased margins from the Company's unregulated businesses. Higher operating expenses during the current period were driven largely by the operating expenses of FCG and increased insurance costs. These increases were partially offset by lower payroll, benefits and other employee-related expenses compared to the prior-year period. Increases in depreciation, amortization and property taxes attributable to growth projects and FCG were partially offset by an $8.9 million RSAM adjustment from FCG and lower depreciation from our electric operations and Maryland natural gas division due to revised rates from approved depreciation studies.

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Regulated Energy Segment

	Nine Months Ended
	September 30,
(in thousands)	2024	2023	Change	Percent Change
Adjusted gross margin**	$324,022	$240,130	$83,892	34.9%
Depreciation, amortization and property taxes	63,671	56,415	7,256	12.9%
FCG transaction and transition-related expenses	3,114	3,899	(785)	(20.1)%
Other operating expenses	114,688	87,988	26,700	30.3%
Operating income	$142,549	$91,828	$50,721	55.2%

The key components of the increase in adjusted gross margin** are shown below:

(in thousands)
Contribution from FCG	$71,725
Margin from regulated infrastructure programs	4,424
Natural gas growth including conversions (excluding service expansions)	4,182
Natural gas transmission service expansions, including interim services	3,702
Rate changes associated with the Florida natural gas base rate proceeding (1)	1,630
Eastern Shore contracted rate adjustments	(238)
Other variances	(1,533)
Period-over-period increase in adjusted gross margin**	$83,892
(1) Includes adjusted gross margin contributions from permanent base rates that became effective in March 2023.

The major components of the increase in other operating expenses are as follows:

(in thousands)
FCG operating expenses	$25,363
Facilities, maintenance costs and outside services	677
Insurance related costs	651
Other variances	9
Period-over-period increase in other operating expenses	$26,700

Unregulated Energy Segment

	Nine Months Ended September 30,
(in thousands)	2024	2023	Change	Percent Change
Adjusted gross margin**	$89,161	$83,818	$5,343	6.4%
Depreciation, amortization and property taxes	14,142	14,500	(358)	(2.5)%
Other operating expenses	56,413	57,789	(1,376)	(2.4)%
Operating income	$18,606	$11,529	$7,077	61.4%
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The major components of the change in adjusted gross margin** are shown below:

(in thousands)
Propane Operations
Increased propane customer consumption	$1,261
Contributions from acquisition	733
Increased propane margins and service fees	521
CNG/RNG/LNG Transportation and Infrastructure
Increased level of virtual pipeline services	1,585
Aspire Energy
Increased margins - rate changes and gathering fees	1,267
Other variances	(24)
Period-over-period increase in adjusted gross margin**	$5,343
The major components of the decrease in other operating expenses are as follows:

(in thousands)
Vehicle expenses	$575
Insurance related costs	456
Payroll, benefits and other employee-related expenses	(1,598)
Facilities, maintenance costs, and outside services	(631)
Other variances	(178)
Period-over-period decrease in other operating expenses	$(1,376)
Forward-Looking Statements

Matters included in this release may include forward-looking statements that involve risks and uncertainties. Actual results may differ materially from those in the forward-looking statements. Please refer to the Safe Harbor for Forward-Looking Statements in the Company’s 2023 Annual Report on Form 10-K and Quarterly Report on Form 10-Q for the third quarter of 2024 for further information on the risks and uncertainties related to the Company’s forward-looking statements.
Conference Call
Chesapeake Utilities (NYSE: CPK) will host a conference call on Friday, November 8, 2024 at 8:30 a.m. Eastern Time to discuss the Company’s financial results for the three and nine months ended September 30, 2024. To listen to the Company’s conference call via live webcast, please visit the Events & Presentations section of the Investors page on www.chpk.com. For investors and analysts that wish to participate by phone for the question and answer portion of the call, please use the following dial-in information:

Toll-free: 800.245.3074
International: 203.518.9765
Conference ID: CPKQ324

A replay of the presentation will be made available on the previously noted website following the conclusion of the call.

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About Chesapeake Utilities Corporation
Chesapeake Utilities Corporation is a diversified energy delivery company, listed on the New York Stock Exchange. Chesapeake Utilities Corporation offers sustainable energy solutions through its natural gas transmission and distribution, electricity generation and distribution, propane gas distribution, mobile compressed natural gas utility services and solutions, and other businesses.

Please note that Chesapeake Utilities Corporation is not affiliated with Chesapeake Energy, an oil and natural gas exploration company headquartered in Oklahoma City, Oklahoma.

For more information, contact:

Beth W. Cooper
Executive Vice President, Chief Financial Officer, Treasurer and Assistant Corporate Secretary
302.734.6022

Michael D. Galtman
Senior Vice President and Chief Accounting Officer
302.217.7036

Lucia M. Dempsey
Head of Investor Relations
347.804.9067

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Financial Summary
(in thousands, except per-share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Adjusted Gross Margin
Regulated Energy segment	$102,267	$75,893	$324,022	$240,130
Unregulated Energy segment	19,699	18,589	89,161	83,818
Other businesses and eliminations	(29)	(29)	(87)	(157)
Total Adjusted Gross Margin**	$121,937	$94,453	$413,096	$323,791

Operating Income (Loss)
Regulated Energy segment	$43,935	$24,912	$142,549	$91,828
Unregulated Energy segment	(3,061)	(4,723)	18,606	11,529
Other businesses and eliminations	44	39	138	131
Total Operating Income	40,918	20,228	161,293	103,488
Other income (expense), net	400	(72)	1,705	1,036
Interest charges	17,022	7,076	50,861	21,272
Income Before Income Taxes	24,296	13,080	112,137	83,252
Income taxes	6,789	3,673	30,191	21,368
Net Income	$17,507	$9,407	$81,946	$61,884

Weighted Average Common Shares Outstanding: (1)
Basic	22,501	17,797	22,346	17,784
Diluted	22,564	17,858	22,402	17,847

Earnings Per Share of Common Stock
Basic	$0.78	$0.53	$3.67	$3.48
Diluted	$0.78	$0.53	$3.66	$3.47

Adjusted Net Income and Adjusted Earnings Per Share
Net Income (GAAP)	$17,507	$9,407	$81,946	$61,884
FCG transaction and transition-related-expenses, net (2)	593	2,804	2,276	2,898
Adjusted Net Income (Non-GAAP)**	$18,100	$12,211	$84,222	$64,782

Earnings Per Share - Diluted (GAAP)	$0.78	$0.53	$3.66	$3.47
FCG transaction and transition-related-expenses, net (2)	0.02	0.16	0.10	0.16
Adjusted Earnings Per Share - Diluted (Non-GAAP)**	$0.80	$0.69	$3.76	$3.63
(1) Weighted average shares for the three and nine months ended September 30, 2024 reflect the impact of 4.4 million common shares issued in November 2023 in connection with the acquisition of FCG.
(2) Transaction and transition-related expenses represent costs incurred attributable to the acquisition and integration of FCG including, but not limited to, transaction costs, transition services, consulting, system integration, rebranding and legal fees.

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Financial Summary Highlights

Key variances between the third quarter of 2023 and 2024 included:

(in thousands, except per share data)	Pre-tax Income	Net Income	Earnings Per Share
Third Quarter of 2023 Adjusted Results**	$16,979	$12,211	$0.69

Increased Adjusted Gross Margins:
Contributions from acquisitions	23,534	16,958	0.75
Margin from regulated infrastructure programs*	1,806	1,301	0.06
Natural gas transmission service expansions, including interim services*	1,548	1,115	0.05
Increased level of virtual pipeline services	1,098	791	0.04
Natural gas growth including conversions (excluding service expansions)	1,013	730	0.03
Changes in customer consumption	(651)	(469)	(0.02)
	28,348	20,426	0.91

Increased Operating Expenses (Excluding Natural Gas, Propane, and Electric Costs):
FCG operating expenses	(8,680)	(6,255)	(0.28)
Payroll, benefits and other employee-related expenses	(708)	(510)	(0.02)
	(9,388)	(6,765)	(0.30)

Interest charges	(9,946)	(7,167)	(0.32)
Increase in shares outstanding due to 2023 and 2024 equity offerings***	—	—	(0.14)
Net other changes	(878)	(605)	(0.04)
	(10,824)	(7,772)	(0.50)
Third Quarter of 2024 Adjusted Results**	$25,115	$18,100	$0.80
* Refer to Major Projects and Initiatives Table for additional information.
** Transaction and transition-related expenses attributable to the acquisition and integration of FCG have been excluded from the Company’s non GAAP measures of adjusted net income and adjusted EPS. See reconciliations above for a detailed comparison to the related GAAP measures.
*** Reflects the impact of 4.4 million common shares issued in November 2023 in connection with the acquisition of FCG and shares also issued in 2024.

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Key variances between the nine months ended September 30, 2023 and September 30, 2024 included:

(in thousands, except per share data)	Pre-tax Income	Net Income	Earnings Per Share
Nine months ended September 30, 2023 Adjusted Results**	$87,151	$64,782	$3.63

Non-recurring Items:
Absence of benefit associated with a reduction in the PA state tax rate	—	(1,284)	(0.06)
	—	(1,284)	(0.06)

Increased Adjusted Gross Margins:
Contributions from acquisitions	72,458	52,952	2.36
Margin from regulated infrastructure programs*	4,424	3,233	0.14
Natural gas growth including conversions (excluding service expansions)	4,182	3,056	0.14
Natural gas transmission service expansions, including interim services*	3,702	2,706	0.12
Rate changes associated with the Florida natural gas base rate proceeding*	1,630	1,191	0.05
Increased level of virtual pipeline services	1,585	1,158	0.05
Improved Aspire Energy performance - rate changes and gathering fees	1,267	926	0.04
Changes in customer consumption	1,191	870	0.04
Increased propane margins and fees	521	381	0.02
	90,960	66,473	2.96

(Increased) Decreased Operating Expenses (Excluding Natural Gas, Propane, and Electric Costs):
FCG operating expenses	(28,813)	(21,057)	(0.94)
Depreciation, amortization and property tax costs (includes FCG)	(3,441)	(2,515)	(0.11)
Insurance related costs	(1,107)	(809)	(0.04)
Payroll, benefits and other employee-related expenses	1,484	1,084	0.05
	(31,877)	(23,297)	(1.04)

Interest charges	(29,589)	(21,623)	(0.97)
Increase in shares outstanding due to 2023 and 2024 equity offerings***	—	—	(0.74)
Net other changes	(1,394)	(829)	(0.02)
	(30,983)	(22,452)	(1.73)
Nine months ended September 30, 2024 Adjusted Results**	$115,251	$84,222	$3.76
* Refer to Major Projects and Initiatives Table for additional information.
** Transaction and transition-related expenses attributable to the acquisition and integration of FCG have been excluded from the Company’s non GAAP measures of adjusted net income and adjusted EPS. See reconciliations above for a detailed comparison to the related GAAP measures.
*** Reflects the impact of 4.4 million common shares issued in November 2023 in connection with the acquisition of FCG and shares also issued in 2024.

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15-15-15-15
Recently Completed and Ongoing Major Projects and Initiatives

The Company continuously pursues and develops additional projects and initiatives to serve existing and new customers, further grow its businesses and earnings, and increase shareholder value. The following table includes all major projects and initiatives that are currently underway or recently completed. The Company's practice is to add incremental margin associated with new projects and initiatives to this table once negotiations or details are substantially final and/or the associated earnings can be estimated. Major projects and initiatives that have generated consistent year-over-year adjusted gross margin contributions are removed from the table at the beginning of the next calendar year.

The related descriptions of projects and initiatives that accompany the table include only new items and/or items where there have been significant developments, as compared to the Company's prior quarterly filings. A comprehensive discussion of all projects and initiatives reflected in the table below can be found in the Company's third quarter 2024 Quarterly Report on Form 10-Q.

	Adjusted Gross Margin
	Three Months Ended		Nine Months Ended		Year Ended	Estimate for
	September 30,		September 30,		December 31,	Fiscal
(in thousands)	2024	2023	2024	2023	2023	2024	2025
Pipeline Expansions:
Southern Expansion	$586	$100	$1,758	$586	$586	$2,344	$2,344
Beachside Pipeline Expansion	603	603	1,809	1,206	1,810	2,451	2,414
St. Cloud / Twin Lakes Expansion	146	118	438	118	264	584	2,752
Wildlight	566	178	970	271	471	1,423	2,996
Lake Wales	114	114	342	152	265	454	454
Newberry	646	—	718	—	—	1,364	2,585
Boynton Beach	—	—	—	—	—	—	3,342
New Smyrna Beach	—	—	—	—	—	—	1,710
Central Florida Reinforcement	—	—	—	—	—	98	1,959
Warwick	—	—	—	—	—	258	1,858
Renewable Natural Gas Supply Projects	—	—	—	—	—	—	5,460
Total Pipeline Expansions	2,661	1,113	6,035	2,333	3,396	8,976	27,874

CNG/RNG/LNG Transportation and Infrastructure	3,498	2,385	10,438	8,811	11,181	14,000	15,000

Regulatory Initiatives:
Florida GUARD program	982	90	2,436	90	353	3,566	6,333
FCG SAFE Program	1,051	—	2,152	—	—	3,337	6,534
Capital Cost Surcharge Programs	765	687	2,373	2,110	2,829	3,167	4,374
Florida Rate Case Proceeding (1)	3,991	3,991	13,591	11,961	15,835	17,153	17,153
Maryland Rate Case (2)	—	—	—	—	—	TBD	TBD
Delaware Rate Case (3)	—	—	—	—	—	TBD	TBD
Electric Rate Case (4)	—	—	—	—	—	TBD	TBD
Electric Storm Protection Plan	717	298	2,024	940	1,326	3,133	5,581
Total Regulatory Initiatives	7,506	5,066	22,576	15,101	20,343	30,356	39,975

Total	$13,665	$8,564	$39,049	$26,245	$34,920	$53,332	$82,849

(1) Includes adjusted gross margin during 2023 comprised of both interim rates and permanent base rates which became effective in March 2023.
(2) Rate case application and depreciation study filed with the Maryland PSC in January 2024. See additional information provided below.
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(3) Rate case application and depreciation study filed with the Delaware PSC in August 2024. See additional information provided below.
(4) Rate case application filed with the Florida PSC in August 2024. See additional information provided below.

Detailed Discussion of Major Projects and Initiatives

Pipeline Expansions

St. Cloud / Twin Lakes Expansion
In February 2024, Peninsula Pipeline filed a petition with the Florida Public Service Commission ("PSC") for approval of an amendment to its Transportation Service Agreement with FPU for an additional 10,000 Dts/day of firm service in the St. Cloud, Florida area. Peninsula Pipeline will construct pipeline expansions that will allow FPU to serve the future communities that are expected in that area. The Florida PSC approved the project in May 2024, and it is expected to be complete in the fourth quarter of 2025.

Newberry Expansion
In April 2023, Peninsula Pipeline filed a petition with the Florida PSC for approval of its Transportation Service Agreement with FPU for an additional 8,000 Dts/day of firm service in the Newberry, Florida area. The petition was approved by the Florida PSC in the third quarter of 2023. Peninsula Pipeline will construct a pipeline extension, which will be used by FPU to support the development of a natural gas distribution system to provide gas service to the City of Newberry. A filing to address the acquisition and conversion of existing Company owned propane community gas systems in Newberry was made in November 2023. The Florida PSC approved it in April 2024, and conversions of the community gas systems began in the second quarter of 2024.

East Coast Reinforcement Projects
In December 2023, Peninsula Pipeline filed a petition with the Florida PSC for approval of its Transportation Service Agreements with FPU for projects that will support additional supply to communities on the East Coast of Florida. The projects are driven by the need for increased supply to coastal portions of the state that are experiencing significant population growth. Peninsula Pipeline will construct several pipeline extensions which will support FPU’s distribution system in the areas of Boynton Beach and New Smyrna Beach with an additional 15,000 Dts/day and 3,400 Dts/day, respectively. The Florida PSC approved the projects in March 2024. Construction is projected to be complete in the first and second quarters of 2025 for Boynton Beach and New Smyrna Beach, respectively.

Central Florida Reinforcement Projects
In February 2024, Peninsula Pipeline filed a petition with the Florida PSC for approval of its Transportation Service Agreements with FPU for projects that will support additional supply to communities located in Central Florida. The projects are driven by the need for increased supply to communities in central Florida that are experiencing significant population growth. Peninsula Pipeline will construct several pipeline extensions which will support FPU’s distribution system around the Plant City and Lake Mattie areas of Florida with an additional 5,000 Dts/day and 8,700 Dts/day, respectively. The Florida PSC approved the projects in May 2024. Completion of the projects is projected for the fourth quarter of 2024 for Plant City and the fourth quarter of 2025 for Lake Mattie.

Warwick
In July 2024, the Company announced plans to extend Eastern Shore's transmission deliverability by constructing an additional 4.4 miles of six inch steel pipeline. The project will reinforce the supply and growth for our Delaware division distribution system and expand natural gas service further into Maryland for anticipated future growth. The project is estimated to be in service during the fourth quarter of 2024.

Pioneer Supply Header Pipeline Project
In March 2024, Peninsula Pipeline filed a petition with the Florida PSC for its approval of Firm Transportation Service Agreements with both FCG and FPU for a project that will support greater supply growth of natural gas service in southeast Florida. The project consists of the transfer of a pipeline asset from FCG to Peninsula Pipeline. Peninsula Pipeline will proceed to provide transportation service to both
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17-17-17-17
FCG and FPU using the pipeline asset, which supports continued customer growth and system reinforcement of these distribution systems. The Florida PSC approved the petition in July 2024.

Renewable Natural Gas Supply Projects
In February 2024, Peninsula Pipeline filed a petition with the Florida PSC for approval of Transportation Service Agreements with FCG for projects that will support the transportation of additional renewable energy supply to FCG. The projects, located in Florida’s Brevard, Indian River and Miami-Dade counties, will bring renewable natural gas produced from local landfills into FCG’s natural gas distribution system. Peninsula Pipeline will construct several pipeline extensions which will support FCG's distribution system in Brevard County, Indian River County, and Miami-Dade County. Benefits of these projects include increased gas supply to serve expected FCG growth, strengthened system reliability and additional system flexibility. The Florida PSC approved the petition at its July 2024 meeting with the projects estimated to be completed in the first half of 2025.

Regulatory Initiatives

Maryland Natural Gas Rate Case
In January 2024, the Company's natural gas distribution businesses in Maryland, CUC-Maryland Division, Sandpiper Energy, Inc., and Elkton Gas Company (collectively, “Maryland natural gas distribution businesses”) filed a joint application for a natural gas rate case with the Maryland PSC. In connection with the application, the Company is seeking approval of the following: (i) permanent rate relief of approximately $6.9 million with a return on equity ("ROE") of 11.5 percent; (ii) authorization to make certain changes to tariffs to include a unified rate structure and to consolidate the Maryland natural gas distribution businesses which is anticipated to be called Chesapeake Utilities of Maryland, Inc.; and (iii) authorization to establish a rider for recovery of the costs associated with the Company's new technology systems. In August 2024, the Maryland natural gas distribution businesses, the Maryland Office of Peoples' Counsel ("OPC") and PSC Staff reached a settlement agreement which provided for, among other things, an increase in annual base rates of $2.6 million. In September 2024, the Maryland Public Utility Judge issued an order approving the settlement agreement in part. The $2.6 million increase in annual base rates was approved and the Company will file a Phase II filing to determine rate design across the Maryland natural gas distribution businesses, consolidation of the applicable tariffs and recovery of technology costs. The outcome of the application is subject to review and approval by the Maryland PSC.

Maryland Natural Gas Depreciation Study
In January 2024, the Company's Maryland natural gas distribution businesses filed a joint petition for approval of its proposed unified depreciation rates with the Maryland PSC. A settlement agreement between the Company, PSC staff and the Maryland OPC Counsel was reached and the final order approving the settlement agreement went into effect in July 2024, with new depreciation rates effective as of January 1, 2023. The approved depreciation rates will result in an annual reduction in depreciation expense of approximately $1.2 million.

FCG SAFE Program
In April 2024, FCG filed a petition with the Florida PSC to more closely align the SAFE Program with FPU's GUARD program. Specifically, the requested modifications will enable FCG to accelerate remediation related to problematic pipe and facilities consisting of obsolete and exposed pipe. These modifications will require an estimated additional $50.0 million in capital expenditures associated with the SAFE Program, which would increase the total projected capital expenditures to approximately $255.0 million over a 10-year period. The Florida PSC approved the modifications in September 2024.

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18-18-18-18
Delaware Natural Gas Rate Case
In August 2024, the Company's Delaware natural gas division filed an application for a natural gas rate case with the Delaware PSC. In connection with the application, the Company is seeking approval of the following: (i) permanent rate relief of approximately $12.1 million with a ROE of 11.5 percent; (ii) proposed changes to depreciation rates which were part of a depreciation study also submitted with the filing; and (iii) authorization to make certain changes to the existing tariffs. In September 2024, interim rates were approved by the Delaware PSC in the amount of $2.5 million on an annualized basis effective in October 2024. The discovery process has commenced and hearing for the proceeding has been scheduled for May 2025. The outcome of the application is subject to review and approval by the Delaware PSC.

FPU Electric Rate Case
In August 2024, the Company's Florida Electric division filed a petition with the Florida PSC seeking a general base rate increase of $12.6 million with a ROE of 11.3 percent based on a 2025 projected test year. The outcome of the application will be subject to review and approval by the Florida PSC. In October 2024, annualized interim rates of approximately $1.8 million were approved with an effective date of November 1, 2024.

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19-19-19-19

Other Major Factors Influencing Adjusted Gross Margin

Weather and Consumption
Weather was not a significant factor to adjusted gross margin in the third quarter of 2024 compared to the same period in 2023.

For the nine months ended September 30, 2024, higher consumption which includes the effects of colder weather conditions compared to the prior-year period resulted in a $1.2 million increase in adjusted gross margin. While temperatures through September 30, 2024 were colder than the prior-year period, they were approximately 13.2 percent and 13.1 percent warmer, respectively, compared to normal temperatures in our Delmarva and Ohio service territories.

The following table summarizes HDD and CDD variances from the 10-year average HDD/CDD ("Normal") for the three and nine months ended September 30, 2024 and 2023.

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2024	2023	Variance	2024	2023	Variance
Delmarva
Actual HDD	6	19	(13)	2,287	2,069	218
10-Year Average HDD ("Normal")	27	38	(11)	2,635	2,731	(96)
Variance from Normal	(21)	(19)		(348)	(662)

Florida
Actual HDD	—	1	(1)	511	371	140
10-Year Average HDD ("Normal")	1	1	—	512	550	(38)
Variance from Normal	(1)	—		(1)	(179)

Ohio
Actual HDD	43	86	(43)	3,180	3,148	32
10-Year Average HDD ("Normal")	65	65	—	3,661	3,661	—
Variance from Normal	(22)	21		(481)	(513)

Florida
Actual CDD	1,528	1,533	(5)	2,824	2,793	31
10-Year Average CDD ("Normal")	1,420	1,391	29	2,615	2,535	80
Variance from Normal	108	142		209	258

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20-20-20-20
Natural Gas Distribution Growth
The average number of residential customers served on the Delmarva Peninsula increased by approximately 3.9 percent for the three and nine months ended September 30, 2024 while our legacy Florida Natural Gas distribution business increased by approximately 3.9 percent and 3.7 percent, respectively, during the same periods.

The details of the adjusted gross margin increase are provided in the following table:

	Adjusted Gross Margin**
	Three Months Ended		Nine Months Ended
	September 30, 2024		September 30, 2024
(in thousands)	Delmarva Peninsula	Florida	Delmarva Peninsula	Florida
Customer growth:
Residential	$276	$470	$1,118	$1,997
Commercial and industrial	172	95	452	615
Total customer growth (1)	$448	$565	$1,570	$2,612
(1) Customer growth amounts for the legacy Florida operations include the effects of revised rates associated with the Company's natural gas base rate proceeding, but exclude the effects of FCG.

Capital Investment Growth and Capital Structure Updates

The Company's capital expenditures were $256.8 million for the nine months ended September 30, 2024. The following table shows a range of the forecasted 2024 capital expenditures by segment and by business line:

	2024
(in thousands)	Low	High
Regulated Energy:
Natural gas distribution	$160,000	$190,000
Natural gas transmission	75,000	90,000
Electric distribution	30,000	38,000
Total Regulated Energy	265,000	318,000
Unregulated Energy:
Propane distribution	13,000	15,000
Energy transmission	5,000	6,000
Other unregulated energy	13,000	15,000
Total Unregulated Energy	31,000	36,000
Other:
Corporate and other businesses	4,000	6,000
Total 2024 Forecasted Capital Expenditures	$300,000	$360,000

The capital expenditure projection is subject to continuous review and modification. Actual capital requirements may vary from the above estimates due to a number of factors, including changing economic conditions, supply chain disruptions, capital delays that are greater than currently anticipated, customer growth in existing areas, regulation, new growth or acquisition opportunities and availability of capital.

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21-21-21-21
The Company's target ratio of equity to total capitalization, including short-term borrowings, is between 50 and 60 percent. The Company's equity to total capitalization ratio, including short-term borrowings, was approximately 49 percent as of September 30, 2024.
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22-22-22-22
Chesapeake Utilities Corporation and Subsidiaries
Condensed Consolidated Statements of Income (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
(in thousands, except per share data)
Operating Revenues
Regulated Energy	$130,633	$102,411	$429,684	$345,822
Unregulated Energy	35,567	34,970	160,089	158,886
Other businesses and eliminations	(6,062)	(5,834)	(17,619)	(19,439)
Total Operating Revenues	160,138	131,547	572,154	485,269
Operating Expenses
Natural gas and electricity costs	28,366	26,518	105,662	105,692
Propane and natural gas costs	9,835	10,576	53,396	55,786
Operations	49,519	41,217	153,418	128,147
FCG transaction and transition-related expenses	819	3,899	3,114	3,899
Maintenance	5,062	5,125	16,526	15,487
Depreciation and amortization	16,851	17,610	51,744	52,096
Other taxes	8,768	6,374	27,001	20,674
Total operating expenses	119,220	111,319	410,861	381,781
Operating Income	40,918	20,228	161,293	103,488
Other income (expense), net	400	(72)	1,705	1,036
Interest charges	17,022	7,076	50,861	21,272
Income Before Income Taxes	24,296	13,080	112,137	83,252
Income taxes	6,789	3,673	30,191	21,368
Net Income	$17,507	$9,407	$81,946	$61,884

Weighted Average Common Shares Outstanding:
Basic	22,501	17,797	22,346	17,784
Diluted	22,564	17,858	22,402	17,847

Earnings Per Share of Common Stock:
Basic	$0.78	$0.53	$3.67	$3.48
Diluted	$0.78	$0.53	$3.66	$3.47

Adjusted Net Income and Adjusted Earnings Per Share
Net Income (GAAP)	$17,507	$9,407	$81,946	$61,884
FCG transaction and transition-related expenses, net (1)	593	2,804	2,276	2,898
Adjusted Net Income (Non-GAAP)**	$18,100	$12,211	$84,222	$64,782

Earnings Per Share - Diluted (GAAP)	$0.78	$0.53	$3.66	$3.47
FCG transaction and transition-related expenses, net (1)	0.02	0.16	0.10	0.16
Adjusted Earnings Per Share - Diluted (Non-GAAP)**	$0.80	$0.69	$3.76	$3.63
(1) Transaction and transition-related expenses represent costs incurred attributable to the acquisition and integration of FCG including, but not limited to, transaction costs, transition services, consulting, system integration, rebranding and legal fees.
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23-23-23-23

Chesapeake Utilities Corporation and Subsidiaries
Consolidated Balance Sheets (Unaudited)

Assets	September 30, 2024	December 31, 2023
(in thousands, except per share data)
Property, Plant and Equipment
Regulated Energy	$2,600,087	$2,418,494
Unregulated Energy	426,127	410,807
Other businesses and eliminations	32,136	30,310
Total property, plant and equipment	3,058,350	2,859,611
Less: Accumulated depreciation and amortization	(556,421)	(516,429)
Plus: Construction work in progress	156,180	113,192
Net property, plant and equipment	2,658,109	2,456,374
Current Assets
Cash and cash equivalents	1,609	4,904
Trade and other receivables	57,113	74,485
Less: Allowance for credit losses	(2,739)	(2,699)
Trade and other receivables, net	54,374	71,786
Accrued revenue	23,634	32,597
Propane inventory, at average cost	6,781	9,313
Other inventory, at average cost	21,139	19,912
Regulatory assets	20,446	19,506
Storage gas prepayments	4,339	4,695
Income taxes receivable	12,563	3,829
Prepaid expenses	18,965	15,407
Derivative assets, at fair value	405	1,027
Other current assets	2,232	2,723
Total current assets	166,487	185,699
Deferred Charges and Other Assets
Goodwill	507,852	508,174
Other intangible assets, net	15,475	16,865
Investments, at fair value	14,156	12,282
Derivative assets, at fair value	122	40
Operating lease right-of-use assets	10,945	12,426
Regulatory assets	81,899	96,396
Receivables and other deferred charges	12,147	16,448
Total deferred charges and other assets	642,596	662,631
Total Assets	$3,467,192	$3,304,704

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24-24-24-24
Chesapeake Utilities Corporation and Subsidiaries
Consolidated Balance Sheets (Unaudited)

Capitalization and Liabilities	September 30, 2024	December 31, 2023
(in thousands, except per share data)
Capitalization
Stockholders’ equity
Preferred stock, par value $0.01 per share (authorized 2,000 shares), no shares issued and outstanding	$—	$—
Common stock, par value $0.4867 per share (authorized 50,000 shares)	11,085	10,823
Additional paid-in capital	812,896	749,356
Retained earnings	528,426	488,663
Accumulated other comprehensive loss	(4,135)	(2,738)
Deferred compensation obligation	9,775	9,050
Treasury stock	(9,775)	(9,050)
Total stockholders’ equity	1,348,272	1,246,104
Long-term debt, net of current maturities	1,172,956	1,187,075
Total capitalization	2,521,228	2,433,179
Current Liabilities
Current portion of long-term debt	18,522	18,505
Short-term borrowing	214,753	179,853
Accounts payable	70,138	77,481
Customer deposits and refunds	47,408	46,427
Accrued interest	13,776	7,020
Dividends payable	14,492	13,119
Accrued compensation	14,495	16,544
Regulatory liabilities	14,762	13,719
Derivative liabilities, at fair value	633	354
Other accrued liabilities	25,832	13,362
Total current liabilities	434,811	386,384
Deferred Credits and Other Liabilities
Deferred income taxes	289,208	259,082
Regulatory liabilities	190,512	195,279
Environmental liabilities	2,441	2,607
Other pension and benefit costs	16,327	15,330
Derivative liabilities, at fair value	2,030	927
Operating lease - liabilities	9,157	10,550
Deferred investment tax credits and other liabilities	1,478	1,366
Total deferred credits and other liabilities	511,153	485,141
Environmental and other commitments and contingencies (1)
Total Capitalization and Liabilities	$3,467,192	$3,304,704
(1) Refer to Note 6 and 7 in the Company's Quarterly Report on Form 10-Q for further information.
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25-25-25-25
Chesapeake Utilities Corporation and Subsidiaries
Distribution Utility Statistical Data (Unaudited)

	For the Three Months Ended September 30, 2024				For the Three Months Ended September 30, 2023
	Delmarva NG Distribution	Florida Natural Gas Distribution	Florida City Gas Distribution	FPU Electric Distribution	Delmarva NG Distribution	Florida Natural Gas Distribution	FPU Electric Distribution
Operating Revenues (in thousands)
Residential	$8,277	$9,583	$12,026	$16,053	$8,663	$9,862	$16,967
Commercial and Industrial	7,119	22,873	15,713	14,368	9,119	26,020	15,920
Other (1)	2,375	4,485	5,710	(565)	217	2,441	(204)
Total Operating Revenues	$17,771	$36,941	$33,449	$29,856	$17,999	$38,323	$32,683

Volumes (in Dts for natural gas and MWHs for electric)
Residential	237,744	347,995	341,010	100,207	245,612	325,445	102,699
Commercial and Industrial	1,913,091	9,070,258	2,686,804	118,214	1,915,125	10,684,539	96,716
Other	59,512	659,557	1,496,698	—	62,277	—	—
Total	2,210,347	10,077,810	4,524,512	218,421	2,223,014	11,009,984	199,415

Average Customers
Residential	101,635	92,125	114,200	25,776	97,847	88,640	25,782
Commercial and Industrial	8,322	8,494	8,567	7,354	8,208	8,411	7,382
Other	27	—	118	—	24	6	—
Total	109,984	100,619	122,885	33,130	106,079	97,057	33,164

	For the Nine Months Ended September 30, 2024				For the Nine Months Ended September 30, 2023
	Delmarva NG Distribution	Florida Natural Gas Distribution	Florida City Gas Distribution	FPU Electric Distribution	Delmarva NG Distribution	Florida Natural Gas Distribution	FPU Electric Distribution
Operating Revenues (in thousands)
Residential	$60,003	$36,201	$39,975	$38,704	$67,562	$38,546	$39,347
Commercial and Industrial	35,009	80,647	52,115	37,285	41,637	80,499	39,913
Other (1)	(2,262)	7,966	9,730	(3,623)	(6,696)	6,401	(805)
Total Operating Revenues	$92,750	$124,814	$101,820	$72,366	$102,503	$125,446	$78,455

Volumes (in Dts for natural gas and MWHs for electric)
Residential	3,499,276	1,714,914	1,367,409	243,454	3,302,125	1,551,348	238,051
Commercial and Industrial	7,588,547	29,318,803	8,455,727	301,687	7,523,061	31,047,013	239,505
Other	207,213	1,962,689	4,566,210	—	213,600	627,934	—
Total	11,295,036	32,996,406	14,389,346	545,141	11,038,786	33,226,295	477,556

Average Customers
Residential	101,045	91,345	113,633	25,747	97,230	88,051	25,718
Commercial and Industrial	8,361	8,484	8,545	7,361	8,242	8,408	7,373
Other	26	—	109	—	23	6	—
Total	109,432	99,829	122,287	33,108	105,495	96,465	33,091

(1) Operating Revenues from "Other" sources include unbilled revenue, under (over) recoveries of fuel cost, conservation revenue, other miscellaneous charges, fees for billing services provided to third parties and adjustments for pass-through taxes.